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                                                                 Exhibit (23)n.
                                                                 (Item 601 (23))


                      [Coopers & Lybrand L.L.P. Letterhead]




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Hach Company and Subsidiaries on Form S-8 (File No. 33-39019) and Form S-8 (File No. 33-90584) of our report dated June 8, 1995 on our audits of the consolidated financial statements of Hach Company and Subsidiaries as of April 30, 1995 and 1994, and for the years ended April 30, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Denver, Colorado
July 27, 1995